                                EATON CORPORATION
                         2008 ANNUAL REPORT ON FORM 10-K
                                   ITEM 15(B)
                                   EXHIBIT 12
                       RATIO OF EARNINGS TO FIXED CHARGES

                                                  Year ended December 31
                                         ----------------------------------------
(Millions of dollars)                     2008     2007     2006     2005    2004
                                         ------   ------   ------   ------   ----
Income from continuing operations
before income taxes                      $1,128   $1,041   $  969   $  964   $749

Adjustments
Minority interests in consolidated
   subsidiaries                              12       14       10        5      7
(Income) losses of equity investees         (11)      (6)       1        1
Interest expensed                           192      193      139      109     88
Amortization of debt issue costs              2        1        1        1      1
Estimated portion of rent expense
   representing interest                     58       44       41       38     37
Amortization of capitalized interest         13       12       12       12     17
Distributed income of equity investees        1        1        1        4      3
                                         ------   ------   ------   ------   ----
Adjusted income from continuing
   operations before income taxes        $1,395   $1,300   $1,174   $1,134   $902
                                         ======   ======   ======   ======   ====
Fixed charges
Interest expensed                        $  192   $  193   $  139   $  109   $ 88
Interest capitalized                         13       14       14       13      7
Amortization of debt issue costs              2        1        1        1      1
Estimated portion of rent expense
   representing interest                     58       44       41       38     37
                                         ------   ------   ------   ------   ----
Total fixed charges                      $  265   $  252   $  195   $  161   $133
                                         ======   ======   ======   ======   ====
Ratio of earnings to fixed charges         5.26     5.16     6.02     7.04   6.78